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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
SoftKey International Inc.
(formerly WordStar International Incorporated):


We consent to the incorporation by reference in this registration statement on Form S-3 of SoftKey International Inc. (the "Form S-3") of our report dated September 13, 1993, relating to the consolidated statements of operations, stockholders' equity, and cash flows of WordStar International Incorporated and subsidiaries for the year ended June 30, 1993, and the related schedule, which report appears in the annual report on Form 10-K of SoftKey International Inc. for the year ended January 6, 1996, and to the reference to our firm under the heading "Experts" in the prospectus forming a part of the Form S-3.

                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP



San Francisco, California
August 9, 1996